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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



         As independent public accountants, we hereby consent to the use in this Form 8-K/A No. 1 of our report dated February 28, 2000, covering the financial statements of BlueGill Technologies, Inc., appearing in this Current Report, which is a part of the Registration Statement No. 0-26802. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.



                                                   /s/ Arthur Andersen LLP

                                                   ARTHUR ANDERSEN LLP



Ann Arbor, Michigan,
April 26, 2000